                   ASSIGNMENT AND ASSUMPTION TO THE
                 THIRD PARTY ADMINISTRATOR AGREEMENT
                     AND RELATED WORK ASSIGNMENTS

WHEREAS, Security Benefit Life Insurance Company ("SBL"), Security Distributors, Inc., and The Goldman Sachs Group, Inc. ("GS GROUP") are parties to that certain Third Party Administrator Agreement dated August 22, 2005 (the "Agreement"); and

WHEREAS, Commonwealth Annuity and Life Insurance Company (f/k/a Allmerica Financial Life and Annuity Company) ("Commonwealth") is a wholly-owned subsidiary of GS Group and is party to one or more Work Assignments under the Agreement, as such Work Assigmnents have been amended; and

WHEREAS, pursuant to Section 17.1 of the Agreement GS GROUP acknowledged that SBL intended to perform Services under the Agreement through its se(2) division unless or until such division was reorganized into a separate legal entity; and

WHEREAS, SBL's se(2) division has been reorganized into a separate legal entity, se(2), inc., a Kansas corporation, and se(2), inc. is licensed as a third party administrator; and

WHEREAS, se(2), inc. is willing to assume SBL's rights and obligations under the Agreement,

WHEREAS, pursuant to Section 17.1 of the Agreement SBL must obtain GS
GROUP's prior written consent to its assignation of its rights or obligations under the Agreement to se(2);

NOW, THEREFORE, the parties agree as follows:

     1. SBL hereby transfers and assigns to se(2), inc., all of SBL's rights and obligations under the Agreement and the Work Assignments, whether heretofore or hereafter existing.

     2. se(2), inc. hereby accepts and assumes all of SBL's rights and obligations under the Agreement and the Work Assignments, whether heretofore or hereafter existing.

     3. GS GROUP and Commonwealth hereby consent to the transfer, assignment, acceptance and assumption of all of SBL's rights and obligations under the Agreement to and by se(2), inc., whether heretofore or hereafter existing, and agrees that SBL hereupon no longer has any rights or obligations under the Agreement or the Work Assignments, except for SBL's obligations under the guaranty specified in Section 4, below.

     4. The parties hereby acknowledge the guaranty, of even date herewith, provided by SBL to GS Group (a copy of which is attached hereto as Exhibit 1) as contemplated by Section 17.1 of the Agreement.

     5. This Assignment and Assumption may be signed in counterparts.

     6. This Assignment and Assumption shall be governed by the laws of the State of New York without regard to its principles governing conflicts of laws. The parties unconditionally consent to the exclusive jurisdiction of and venue in the state and federal courts located in New York, New York.

IN WITNESS WHEREOF, the parties have signed this Assignment and Assumption to the Third Party Administrator Agreement and Related Work Assignments as of the 1st day of October, 2009.

SECURITY BENEFIT LIFE INSURANCE               se(2), inc.
COMPANY
By:   /s/ James R. Schmank                    By:  /s/ James R. Schmank
   ------------------------------                ------------------------------
Name:     James R. Schmank                    Name:    James R. Schmank
     ----------------------------                  ----------------------------
Title:        VP                              Title:        VP
      ---------------------------                   ---------------------------



THE GOLDMAN SACHS GROUP, INC.                 COMMONWEALTH ANNUITY AND
                                              LIFE INSURANCE COMPANY
By:    /s/ Nicholas von Moltke                By:     /s/ Michael Reardon
   ------------------------------                ------------------------------
Name:      Nicholas von Moltke                Name:       Michael Reardon
     ----------------------------                  ----------------------------
Title:                                        Title:      President
      ---------------------------                   ---------------------------

                   ASSIGNMENT AND ASSUMPTION TO THE
                 THIRD PARTY ADMINISTRATOR AGREEMENT
                     AND RELATED WORK ASSIGNMENTS

WHEREAS, Security Benefit Life Insurance Company ("SBL"), Security Distributors, Inc., and The Goldman Sachs Group, Inc. ("GS GROUP") are parties to that certain Third Party Administrator Agreement dated August 22, 2005 (the "Agreement"); and

WHEREAS, Commonwealth Annuity and Life Insurance Company (f/k/a Allmerica Financial Life and Annuity Company) ("Commonwealth") is a wholly-owned subsidiary of GS Group and is party to one or more Work Assignments under the Agreement, as such Work Assigmnents have been amended; and

WHEREAS, pursuant to Section 17.1 of the Agreement GS GROUP acknowledged that SBL intended to perform Services under the Agreement through its se(2) division unless or until such division was reorganized into a separate legal entity; and

WHEREAS, SBL's se(2) division has been reorganized into a separate legal entity, se(2), inc., a Kansas corporation, and se(2), inc. is licensed as a third party administrator; and

WHEREAS, se(2), inc. is willing to assume SBL's rights and obligations under the Agreement,

WHEREAS, pursuant to Section 17.1 of the Agreement SBL must obtain GS
GROUP's prior written consent to its assignation of its rights or obligations under the Agreement to se(2);

NOW, THEREFORE, the parties agree as follows:

     1. SBL hereby transfers and assigns to se(2), inc., all of SBL's rights and obligations under the Agreement and the Work Assignments, whether heretofore or hereafter existing.

     2. se(2), inc. hereby accepts and assumes all of SBL's rights and obligations under the Agreement and the Work Assignments, whether heretofore or hereafter existing.

     3. GS GROUP and Commonwealth hereby consent to the transfer, assignment, acceptance and assumption of all of SBL's rights and obligations under the Agreement to and by se(2), inc., whether heretofore or hereafter existing, and agrees that SBL hereupon no longer has any rights or obligations under the Agreement or the Work Assignments, except for SBL's obligations under the guaranty specified in Section 4, below.

     4. The parties hereby acknowledge the guaranty, of even date herewith, provided by SBL to GS Group (a copy of which is attached hereto as Exhibit 1) as contemplated by Section 17.1 of the Agreement.

     5. This Assignment and Assumption may be signed in counterparts.

     6. This Assignment and Assumption shall be governed by the laws of the State of New York without regard to its principles governing conflicts of laws. The parties unconditionally consent to the exclusive jurisdiction of and venue in the state and federal courts located in New York, New York.

IN WITNESS WHEREOF, the parties have signed this Assignment and Assumption to the Third Party Administrator Agreement and Related Work Assignments as of the 1st day of October, 2009.

SECURITY BENEFIT LIFE INSURANCE               se(2), inc.
COMPANY
By:   /s/ James R. Schmank                    By:  /s/ James R. Schmank
   ------------------------------                ------------------------------
Name:     James R. Schmank                    Name:    James R. Schmank
     ----------------------------                  ----------------------------
Title:        VP                              Title:        VP
      ---------------------------                   ---------------------------



THE GOLDMAN SACHS GROUP, INC.                 COMMONWEALTH ANNUITY AND
                                              LIFE INSURANCE COMPANY
By:    /s/ Nicholas von Moltke                By:     /s/ Michael Reardon
   ------------------------------                ------------------------------
Name:      Nicholas von Moltke                Name:       Michael Reardon
     ----------------------------                  ----------------------------
Title:                                        Title:      President
      ---------------------------                   ---------------------------